               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.   20549




                           FORM 8-K



                        CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported):
                          September 12,2005




                            Versar Inc.
        (Exact Name of Registrant as Specified in its Charter)



                             Delaware
                 (State or Other Jurisdiction)

                               1-9309
                   (Commission File Number)

                             54-0852979
                 (IRS Employer Identification No.)



         6850 Versar Center, Springfield, Virginia 22151
             (Address of Principal Executive Offices)



                          (703) 750-3000
        (Registrants Telephone Number, Including Area Code)



                            Not Applicable
   (Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement

On September 7, 2005, the Board of Directors of the Company adopted a cash based bonus incentive compensation plan (Bonus
Plan) for fiscal year 2006. There are four classes of participants: The Chief Executive Officer, Theodore M. Prociv; the Executive Officers, Lawrence W. Sinnott, Jerome B. Strauss, Paul W. Kendall and James C. Dobbs; other Vice Presidents; and, other key employees.

The Plan provides differing participation by each class for each level of bonus accrual. For example, only the other Vice Presidents and other key employees participate in the first $100,000 of bonus accrual. For higher level of bonus accrual the percentage participation of these two classes decrease and the percentage participation of the CEO and Executive Officers increase.

The amount of bonus accrual, from 0% to 4%, is based solely on the Companys pre-tax income. If bonus amounts are accrued, then each individual will be evaluated on both quantitative performance (70%) and other performance factors (30%). Cash bonuses if any, will be awarded in either September or October 2006.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, trends, and uncertainties. In particular, statements made in this report that are not historical facts (including but not limited to expectations, estimates, assumptions and projections regarding the industry, business, future operating results, anticipated cash requirements and the anticipated savings from the acceleration of the vesting of certain out-of-the-money options) may be forward-looking statements. Actual results could differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed from time to time in Versars filing with the Securities and Exchange Commission. Many of these risk factors are outside of Versar s control, and as such, they involve risks which are not currently known to Versar that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

The following exhibits are filed with this Report:

Exhibit No. 	Description
  NONE

                      SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                      VERSAR, INC.





 Date: September 12,2005          By:   /S/
			                   __________________________
                  			 James C. Dobbs
			                   Senior Vice President & General
			                   Counsel